UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2013 (June 4, 2013)

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Triangle Capital Corporation
(Exact name of registrant as specified in its charter)
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Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina		27612
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 719-4770
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2013, the Board of Directors (the “Board”) of Triangle Capital Corporation (the “Company”) appointed E. Ashton Poole as the Company's President and Chief Operating Officer and as a member of the Board, effective July 22, 2013. Mr. Poole, age 46, will serve as a member of the Company's Management & Investment Committees. In its decision to appoint Mr. Poole to the Board, the Board considered Mr. Poole's background in senior level corporate strategy, investment banking and consulting, as well as his broad industry exposure, extensive underwriting and analytical experience and deep institutional relationships. In connection with Mr. Poole's appointment as President and Chief Operating Officer, the Compensation Committee of the Board recommended, and the Board approved, the following compensation package that is consistent with the program for the Company's other executive officers: (a) base salary for 2013 of $400,000 and (b) a pro rata cash bonus for 2013 to be payable on the same basis as the 2013 bonuses for the Company's other executive officers. Mr. Poole will also receive restricted shares to be granted under the Company's Amended and Restated 2007 Equity Incentive Plan, the specific terms of which will be recommended by the Compensation Committee and approved by the Board at a future meeting and disclosed in a future regulatory filing.
Mr. Poole, a Raleigh native, brings more than two decades of strategy consulting, investment banking, and management experience to the Company. For the past nineteen years Mr. Poole has worked at Morgan Stanley, where he was based in New York and served as a Managing Director in both the Power & Utility and Diversified Industrial Groups. During his time at Morgan Stanley Mr. Poole has advised clients throughout the United States in connection with merger & acquisition and capital raising transactions, including equity offerings, debt offerings, recapitalizations and leveraged buyouts. Prior to joining Morgan Stanley, Mr. Poole worked for three years as a strategy consultant with Gemini Consulting, where he was a generalist and advised companies primarily on strategic and financing matters. Mr. Poole earned a BS in Business Administration from the University of North Carolina at Chapel Hill and a MBA from the Kellogg School of Management at Northwestern University.
The Company has also announced that, in connection with the hiring of Mr. Poole, Garland S. Tucker, III will resign as President of the Company, effective July 22, 2013. Mr. Tucker will remain the Company's Chairman and Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation

Date: June 10, 2013	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer